EXHIBIT 10.1
OPNEXT, INC.
1 Christopher Way
Eatontown, New Jersey 07724
               This Employment Agreement (this “Agreement”) is dated as of November 1, 2007, by and between Opnext, Inc., a Delaware corporation, and Gilles Bouchard.

1. Employer:	Opnext, Inc. (“Opnext” or the “Company”)

2. Employee:	Gilles Bouchard (“Executive”)

3. Position and Duties:	Executive shall be the Chief Operating Officer (“COO”) of Opnext and shall have the normal duties, responsibilities, functions and authority of a COO for a company the size and structure of the Company. Executive shall report directly to the Chief Executive Officer (“CEO”) and Executive’s office shall be located in the San Jose, California area. Executive will lead the Company’s efforts to ensure the attainment of revenue, profit and cash flow goals, customer satisfaction, and maximum return on invested capital, as well as setting strategic growth objectives. Executive will support the Business Unit leaders for Modules, Devices and Pluggables, the SVP of Sales and Marketing and the CIO and VP of Operations. Executive will also work with the Business Development organization to ensure that adequate plans for future product development and growth of the business are prepared and executed.

4. Base Salary:	$400,000 per annum

5. Annual Bonus:	Upon successful completion of Executive’s first year of employment with Opnext, Executive shall be entitled to receive a bonus in an aggregate amount equal to $240,000 (such amount, the “Guaranteed Bonus”), payable as set forth in this Section 5. The Guaranteed Bonus shall be paid to the Executive as follows, irrespective of whether the Company has achieved the performance targets established by the Board of Directors of the Company (the “Board”) for the payment of bonuses under and pursuant to the Company’s bonus plans: (i) an amount equal to $100,000 shall be paid to the Executive on March 31, 2008, and (ii) an amount equal to $140,000 shall be paid to the Executive on March 31, 2009. In addition to the Guaranteed Bonus, Executive shall be eligible to receive an annual bonus up to a maximum amount of $100,000 with respect to the Company’s 2009 fiscal year in the event that the Company achieves performance targets established and evaluated by the Board for such fiscal year (the “2009 Annual Bonus”). The 2009 Annual Bonus shall be

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awarded under, and subject to the terms and conditions of, Opnext’s Amended and Restated 2001 Long Term Stock Incentive Plan, and, if payable, shall be paid to the Executive no later than the last day of the applicable two and one-half (2 1/2) month short-term deferral period with respect to such payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).

Executive hereby acknowledges and agrees that the Guaranteed Bonus and the 2009 Annual Bonus, if any, shall represent the Executive’s sole and exclusive bonus compensation for the Company’s 2008 and 2009 fiscal years, and except as set forth in this Section 5, Executive shall not be eligible or entitled to receive any annual bonus with respect to the Company’s 2008 and 2009 fiscal years.

Commencing with the Company’s 2010 fiscal year, for each fiscal year of the Company during the Initial Term and any Successive Term, Executive will be eligible to participate in the Company’s annual incentive bonus plan applicable to similarly situated executives of the Company. The amount of Executive’s annual bonus will be based on the attainment of performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan, Executive’s target annual bonus will be 60% of his annual base salary for such year. Each such annual bonus for fiscal 2010 and thereafter is intended to satisfy the short-deferral exemption under Treasury Regulation Section 1.409A-1(b)(4) and shall be paid not later than the last day of the applicable two and one-half (2 1/2) month short-term deferral period with respect to such annual bonus payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).

6. Opnext Stock Options:	Subject to the terms and conditions set forth in the Company’s Amended and Restated 2001 Long Term Stock Incentive Plan and in the Option Agreement (as defined below), the Company will grant Executive non-qualified options to acquire 250,000 shares of common stock of Opnext with an exercise price to be equal to last quoted per share sales price as of the close of business on the date of grant as reported by NASDAQ (the “Opnext Stock Options”). The Company will grant Executive the Opnext Stock Options on or as soon as practicable after November 15, 2007. Subject to the Executive’s continued employment with the Company, the Opnext Stock Options shall vest and become exercisable with respect to one-fourth of the shares covered by the Opnext Stock Options on each of the first four anniversaries of the Employment Start Date.

Any unvested Opnext Stock Options shall automatically be cancelled upon Executive’s termination of employment with Opnext; provided, however,

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that in the event Executive’s employment is terminated by Opnext without Cause (as defined in Section 14 hereof) or by Executive for Good Reason (as defined in Section 13 hereof) on any date other than an Anniversary Date (as defined below), Executive’s 1/4 installment of Opnext Stock Options that was scheduled to vest on the next Anniversary Date following Executive’s termination of employment shall vest immediately prior to such termination of employment. In addition, in the event that Executive’s employment is terminated by reason of Executive’s death or Disability, Executive’s Opnext Stock Options, to the extent not previously vested, shall immediately vest in full. The Opnext Stock Options will be subject to the additional terms and conditions as set forth in the Stock Option Agreement which Executive will execute in connection with receiving the Opnext Stock Options and the Amended and Restated 2001 Long Term Stock Incentive Plan.

In the event that the Executive’s employment is terminated by the Company without Cause (as defined in Section 14 hereof) or by the Executive for Good Reason (as defined in Section 13 hereof) during the twelve-month period immediately following a Change in Control (as defined in the Amended and Restated 2001 Long Term Stock Incentive Plan), the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable.

As used herein, the term “Disability” shall mean that Executive is unable to effectively perform his duties and responsibilities, as determined by the Board, for more than 180 days during any twelve (12) month period by reason or any physical or mental injury, illness or incapacity.

The terms and conditions of the Opnext Stock Options will be set forth in a Stock Option Agreement in a form prescribed by the Company which shall evidence the grant of the Opnext Stock Options (the “Option Agreement”). In the event of a conflict between any term or provision contained in this Agreement and the Option Agreement, the terms and provisions of the Option Agreement will govern and prevail.

7. Restricted Stock:	Subject to the terms and conditions set forth in the Company’s Amended and Restated 2001 Long Term Stock Incentive Plan and in the Restricted Stock Agreement (as defined below), the Company will grant Executive 40,000 shares of Restricted Stock (such shares, the “Restricted Stock”) at a purchase price of $.01 per share. The Company will grant Executive the Restricted Stock on or as soon as practicable after November 15, 2007. Subject to the Executive’s continued employment with the Company, the Restricted Stock shall vest with respect to one-half of the shares on the first anniversary of the Employment Start Date and with respect to one-half of the shares on the second anniversary of the Employment Start

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Date. In the event of a Change in Control (as defined in the Amended and Restated 2001 Long Term Stock Incentive Plan) the Restricted Stock shall become fully vested immediately prior to the consummation of such Change in Control. If the Executive’s employment with the Company terminates prior to the second Anniversary Date (as defined below), any unvested Restricted Stock as of such termination date will be forfeited to the Company in its entirety; provided however; that in the event the Executive’s employment is terminated by the Company without Cause (as defined in Section 14 hereof) or by the Executive for Good Reason (as defined in Section 13 hereof), or by reason of Executive’s death or Disability, then all Restricted Stock shall immediately vest as of the date of such termination and no forfeiture of such shares shall result. The terms and conditions of the Restricted Stock will be set forth in a Restricted Stock Agreement in a form prescribed by the Company which shall evidence the grant of the Restricted Stock (the “Restricted Stock Agreement”). In the event of a conflict between any term or provision contained in this Agreement and the Restricted Stock Agreement, the terms and provisions of the Restricted Stock Agreement will govern and prevail.

8. Employment Start Date:	Executive’s employment start date will be November 1, 2007. Each anniversary of the Employment Start Date shall be referred to herein as an “Anniversary Date.”

9. Employment Term:	The initial term (the “Initial Term”) of Executive’s employment with Opnext shall be for a period of forty-eight (48) months, commencing on the Employment Start Date and ending on November 1, 2011. Executive’s employment will be renewed automatically upon expiration of the Initial Term for successive one-year periods (each such period, a “Successive Term”), unless not less than sixty (60) days prior to the end of the Initial Term or any Successive Term (as the case may be), either Executive or Opnext provides written notice to the other of such party’s intention not to renew the employment.

10. Benefits:	Executive will be eligible to receive group welfare and retirement benefits in accordance with Opnext company plans or policies as in effect from time to time.

11. Vacation:	Executive will receive four (4) weeks paid vacation time per annum.

12. Annual Performance Reviews:	Executive’s job performance shall be reviewed annually by the Board. In conjunction with such annual performance review process, Executive will

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be eligible for salary increases, cash bonus awards (the bonus target is set forth under Section 5 above) and additional stock option awards, which will be subject to Company policy and vesting terms. Salary increases, cash bonuses and stock option awards will be determined by the Board in its sole discretion based on the overall performance of Opnext as well as Executive’s individual performance. Stock options, salary increases and bonuses are awarded at the discretion of the Board.

13. Termination Without Cause or With Good Reason:	In the event that Executive incurs a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) by reason of (a) a termination of Executive’s employment by the Company other than for Cause (as defined below), death, Disability or failure to renew the Initial Term or any Successive Term, or (b) Executive’s resignation for Good Reason (as defined below), the Company shall pay Executive as severance a lump-sum cash payment equal to 100% of his then current annual base salary (the “Severance Payment”). Subject to the Payment Delay (as defined below), the Severance Payment shall be made to Executive within ten (10) days after the date of such Separation from Service. Executive’s right to receive the Severance Payment is conditioned on and subject to Executive’s execution and non-revocation of a general release of claims substantially in the form attached hereto as Exhibit A.

The Severance Payment is intended to satisfy the short-deferral exemption under Treasury Regulation Section 1.409A-1(b)(4) and shall be made not later than the last day of the applicable two and one-half (2 1/2) month short-term deferral period with respect to the Severance Payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).

“Good Reason” as used herein shall mean the occurrence of any of the following without the consent of Executive:

i. a material and substantial diminution of Executive’s duties or responsibilities; or

ii. a material reduction by Opnext of Executive’s base salary or target bonus as set forth in Section 5 above.

provided, however, that Executive’s resignation shall only constitute a resignation for “Good Reason” hereunder if (x) Executive provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 20 days after the initial

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existence of such facts or circumstances, (y) the Company has failed to cure such facts or circumstances within 30 days after receipt of such written notice, and (z) the date of Executive’s Separation from Service occurs no later than 60 days after the initial occurrence of the facts or circumstances constituting Good Reason.

Except as set forth above and in Sections 6 and 7 hereof, upon termination by Opnext without Cause or resignation by Executive for Good Reason, (i) Executive shall not be entitled to receive any further compensation or payments hereunder (except for Executive’s unpaid Base Salary, accrued vacation and expense reimbursements relating to the period prior to the date of termination of employment) and (ii) Executive’s Opnext Stock Options and Restricted Stock shall vest as provided in Sections 6 and 7 hereof and shall, in each case, be subject to the provisions of the Amended and Restated 2001 Long Term Stock Incentive Plan and Executive’s Stock Option Agreement or Restricted Stock Agreement, as the case may be.

Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including, without limitation, the Severance Payment, shall be paid to Executive during the 6-month period following Executive’s Separation from Service if Executive is a “specified employee” at the time of such Separation from Service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence (the “Payment Delay”), then on the first day following the end of such 6-month period, the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such 6-month period.

14. Termination For Cause:	“Cause” as utilized herein shall mean:

i.    the commission of a felony or the commission of any other act or omission involving dishonesty or fraud with respect to Opnext or any of its subsidiaries or affiliates or any of their customers or suppliers; or

ii. conduct that brings Opnext or any of its subsidiaries or affiliates into substantial public disgrace or disrepute; or

iii. any material breach of the Confidentiality Agreement referred to below; or

iv. fraud or embezzlement with respect to Opnext or any of its subsidiaries or affiliates; or

v. gross negligence or willful misconduct with respect to Opnext or any of its subsidiaries or affiliates; or

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vi. repeated failure to perform in any material respect Executive’s duties as directed by the Board.

Upon notice by Opnext to Executive of a termination for Cause, the “Termination Date” shall be the date on which such notice is mailed or hand-delivered, or as otherwise specified in the notice of termination, to Executive. Upon termination for Cause, resignation by Executive without Good Reason or expiration of the Initial Term or any Successive Term (as the case may be), Executive shall not be entitled to receive any further compensation or payments hereunder (except for Executive’s unpaid Base Salary, accrued vacation and expense reimbursements relating to the period prior to the Termination Date). In the event of a termination for Cause, any unvested Opnext Stock Options or Restricted Stock shall immediately be cancelled and terminate as of the Termination Date. Vested Opnext Stock Options and Restricted Stock shall, in each case, be subject to the provisions of the Amended and Restated 2001 Long Term Stock Incentive Plan and Executive’s Stock Option Agreement or Restricted Stock Agreement, as the case may be.

15. Non-Competition and Confidentiality Agreement:	Executive agrees, at Opnext’s request, to enter into a Non-Competition Agreement with Opnext (the “Non-Competition Agreement”).

16. Restrictions:	Executive represents and warrants to Opnext that there are no restrictions or agreements or limitations on Executive’s right or ability to enter into this Agreement or perform the terms set forth herein.

17. Withholdings:	All payments set forth herein which are subject to withholding shall be made less any required withholdings.

18. Binding Arbitration:	Any controversy arising out of relating to this Agreement or the Non-Competition Agreement shall be settled by binding arbitration in New York City, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered in any such proceeding shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by Opnext and Executive. Neither party shall be entitled to recover attorneys’ fee or costs expended in the course of such arbitration or enforcement of the award rendered thereunder.

19. Governing Law:	All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by,

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and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

20. Notices:	All notices in connection herewith or provided for hereunder shall be validly given or made only if made in writing and delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid to the party entitled or required to receive the same, as follow:

If to Executive, addressed to:

Gilles Bouchard
309 Eleanor Avenue
Los Altos, CA 94022

If to the Company, addressed to:

Opnext, Inc.
1 Christopher Way
Eatontown, New Jersey 07724
Attention: Chief Executive Officer

19. Section 409A:	Certain payments and benefits under this Agreement may constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any payments or benefits payable hereunder may be subject to Section 409A of the Code, the Company may adopt such amendments to this Agreement or take any other actions that the Company determines are necessary or appropriate to (i) exempt such payments and benefits from Section 409A of the Code and/or preserve the intended tax treatment of such payments or benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.
[Signature Page Follows]

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SIGNATURE PAGE TO AGREEMENT
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OPNEXT, INC.
By:	/s/ Harry L. Bosco
Harry L. Bosco
CEO and President

AGREED TO AND ACCEPTED:
/s/ Gilles Bouchard
Gilles Bouchard

EXHIBIT A
GENERAL RELEASE OF CLAIMS
               For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Opnext, Inc. and each of its partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, accountants, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any Claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 13 of that certain Employment Agreement, dated as of November 1, 2007, by and between Opnext, Inc. and the undersigned.
               THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
               “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
               THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
               IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

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               (1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
               (2) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
               (3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
               The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
               The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.
               The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
IN WITNESS WHEREOF, the undersigned has executed this Release this 1st day of November 2007.

/s/ Gilles Bouchard Gilles Bouchard

Opnext, Inc.
Nonqualified Stock Option Agreement
               THIS AGREEMENT (the “Agreement”), is made effective as of                     , 2007, (hereinafter called the “Date of Grant”), between Opnext, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”), and Gilles Bouchard (hereinafter called the “Participant”).
R E C I T A L S
               WHEREAS, the Company maintains the Opnext, Inc. Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
               WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein.
               NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
               1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 250,000 Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $                     per Share (the “Exercise Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.
               2. Vesting.
               (a) Subject to the Participant’s continued employment with the Company, the Option shall vest and become exercisable with respect to 25% of the Shares initially subject to the Option on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date. For purposes of this Agreement, “Vesting Commencement Date” shall mean November 1, 2007.
               At any time, the portion of the Option that has become vested and exercisable as described above (or pursuant to Sections 2(b), 2(c) or 2(e) below) is hereinafter referred to as the “Vested Portion.”
               (b) If the Participant’s employment with the Company is terminated by the Company without Cause (as defined in Section 3) or by the Participant for Good Reason (as defined in Section 3), the Option (i) shall thereupon vest with respect to the portion of the Option that would have otherwise become vested during the 12 month period immediately succeeding the date of such termination of employment had the Participant remained employed by the Company during such period, and (ii) to the extent not then vested, shall thereupon automatically be canceled without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).
               (c) If the Participant’s employment with the Company is terminated by reason of the Participant’s death or Disability (as defined in Section 3), the Option shall, to the extent not then vested, become fully vested and such Vested Portion shall remain exercisable for the period set forth in Section 3(a).
               (d) If the Participant’s employment with the Company is terminated for any reason not described in Sections 2(b) or 2(c), the Option, to the extent not then vested, shall thereupon automatically be canceled without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).
               (e) Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Participant’s employment is terminated by the Company without Cause (as defined in Section 3) or by the Participant for Good Reason (as defined in Section 3) during the twelve-month period immediately following a Change in Control (as defined in the Plan), the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable.
               3. Exercise of Option.
               (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
               (i) the tenth anniversary of the Date of Grant;
               (ii) one year following the date of the Participant’s termination of employment due to death or “Disability” (as defined below);
               (iii) one year following the date of the Participant’s termination of employment by the Company without “Cause” or by the Participant for “Good Reason” (each as defined below); and
               (iv) the date of the Participant’s termination of employment by the Company for Cause or by the Participant for any reason.
               For purposes of this agreement:
               “Cause” shall mean “Cause” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, (i) Participant’s engagement in misconduct which is materially injurious to the Company or any of its Affiliates, (ii) Participant’s continued failure to substantially perform his duties to the Company or any of its Subsidiaries, (iii) Participant’s repeated dishonesty in the performance of his duties to the Company or any of its Subsidiaries, (iv) Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its

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Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least 30 days or (v) Participant’s material breach of any confidentiality, non-solicitation, non-competition or inventions covenant entered into between the Participant and the Company or any of its Subsidiaries. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement; and
               “Disability” shall mean “disability” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant’s becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform his duties to the Company; and
               “Good Reason” shall mean “Good Reason” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, the occurrence of any one or more of the following events without the Participant’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason within a reasonable period of time following written notice from the Participant identifying the events or circumstances constituting Good Reason: (i) a material and substantial diminution of the Participant’s duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith and which is remedied by the Company, or (ii) a reduction by the Company of the Participant’s base salary or target bonus opportunity.
               (b) Method of Exercise.
               (i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise on a form prescribed by the Company; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price may be made in cash, or its equivalent, or, with the consent of the Committee, (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by the Participant for such period of time as is required to avoid adverse accounting consequences to the Company) or (y) at any time that the Shares are publicly traded on a nationally recognized stock exchange, through delivery of irrevocable instructions to a broker (as selected or approved by the Committee) to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

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               (ii) In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of options under the Plan, such as a system using an internet website or interactive voice response, then the paperless exercise of the Option by the Participant may be permitted through the use of such an automated system.
               (iii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option shall be exercised in accordance with any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
               (iv) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall either (a) issue certificates in the Participant’s name for such Shares or (b) issue such Shares in uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the Shares to him, the loss of any certificates, or any mistakes or errors in the issuance of the Shares or in the certificates themselves.
               (v) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
               (c) Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
               (i) The admission of such Shares to listing on all stock exchanges on which the Company’s common stock is then listed;
               (ii) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
               (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
               (iv) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3(b)(i) above; and

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               (v) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
               (d) No Right to Exercise. Notwithstanding the foregoing with respect to any termination of employment, the Vested Portion of the Option may not be exercised pursuant to this Section 3 if the Company in its sole discretion determines that the Participant has, at any time during the term of employment or following termination of employment, violated the terms of any agreement with the Company or a Subsidiary regarding competition with the business of the Company or any Subsidiary, interference with contractual or business relationships of the Company or any Subsidiary, solicitation of employees, officers, partners, agents, or consultants of the Company or a Subsidiary or other similar covenant. In the event that a Participant violates the terms of any such agreement, the Company may cause such Participant to forfeit all of his or her outstanding Options.
               4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan or in a written agreement between such Participant and the Company.
               5. No Rights as Stockholder. The Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares shall have been issued by the Company to the Participant or such Shares have been issued in uncertificated form and recorded in the name of the Participant in the books and records of the Company’s transfer agent.
               6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
               7. Transferability. The Option may not be transferred or assigned by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported transfer or assignment shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a transfer or assignment. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

5

               8. Withholding.
               (a) The Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
               (b) Without limiting the generality of clause (a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability. Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be withheld to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the Option, its exercise, or any payment or transfer under the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
               9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
               10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
               11. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
               12. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

6

               13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

OPNEXT, INC.

By:
Title:

GILLES BOUCHARD

7

OPNEXT, INC.
AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
          This RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of                     , 2007 (the “Grant Date”), between Opnext, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”) and Gilles Bouchard (the “Restricted Stockholder”).
          WHEREAS, the Company maintains the Opnext, Inc. Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”);
          WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
          WHEREAS, the Plan provides for the issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to certain restrictions thereon (“Restricted Stock”);
          WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Restricted Stock provided for herein to the Restricted Stockholder as an inducement to enter into or remain in the service of the Company, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock; and
          WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
AWARD OF RESTRICTED STOCK
     Section 1.1 – Award of Restricted Stock
          For good and valuable consideration, on the Grant Date the Company hereby issues to the Restricted Stockholder, and the Restricted Stockholder hereby purchases from the Company, forty thousand (40,000) shares of Common Stock upon the terms and conditions set forth in this Agreement. The purchase price of the shares of Common Stock to be purchased by the Restricted Stockholder pursuant to this Agreement shall be $0.01 per share without commission or other charge.

          Notwithstanding anything to the contrary anywhere else in this Agreement, the Restricted Stock is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.
     Section 1.2 – Consideration to Company
          In consideration for the issuance of Restricted Stock by the Company, the Restricted Stockholder agrees to render faithful and efficient services to the Company, with such duties and responsibilities as shall from time to time be prescribed. Nothing in this Agreement or in the Plan shall confer upon the Restricted Stockholder any right to continue in the service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Restricted Stockholder at any time for any reason whatsoever, with or without cause.
ARTICLE II.
RESTRICTIONS
     Section 2.1 – Repurchase of Restricted Stock
          In the event that the Restricted Stockholder’s employment with the Company is terminated for any reason, the Company shall have the right to repurchase from the Restricted Stockholder any or all shares of Restricted Stock then subject to Restrictions at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock. The Company shall exercise such repurchase right by delivering written notice to the Restricted Stockholder within one hundred eighty (180) days after the date on which the Restricted Stockholder’s employment terminates, specifying the number of shares of Restricted Stock to be purchased, the purchase price, and the time and place of the closing of such repurchase.
          For purposes of this Agreement, the term “Restrictions” shall mean the exposure to repurchase set forth in this Section 2.1 hereof and the restrictions on sale or other transfer set forth in Sections 2.5 and 2.6.
     Section 2.2 – Forfeiture of Restricted Stock
          The Company shall not be required to issue or register shares of Restricted Stock in book entry or certificated form if the Company in its sole discretion determines that the Restricted Stockholder has, at any time during the term of employment or following termination of employment, violated the terms of any agreement with the Company regarding competition with the business of the Company, interference with contractual or business relationships of the Company, solicitation of employees, officers, partners, agents, or consultants of the Company or other similar covenant. In the event that a Restricted Stockholder violates the terms of any such agreement, the Company may cause the Restricted Stockholder to forfeit all of his or her Restricted Stock.
     Section 2.3 – Legend
          Any certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse, bear the following legend or legend substantially similar thereto:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, REACQUISITION AND/OR CERTAIN RESTRICTIONS ON TRANSFERABILITY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN OPNEXT, INC. AND THE REGISTERED OWNER OF SUCH SECURITIES, AND SUCH SECURITIES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”
     Section 2.4 – Lapse of Restrictions
          (a) Subject to paragraph (b) below and to Sections 2.1 and 2.2 hereof, the Restrictions shall lapse with respect to fifty percent (50%) of the shares of the Restricted Stock on each of November 1, 2008 and November 1, 2009.
          (b) Notwithstanding the foregoing, in the event of a Change in Control, the Restrictions shall lapse with respect to all of the shares of the Restricted Stock immediately prior to the consummation of such Change in Control.
     Section 2.5 – Restricted Stock Not Transferable
          Until the Restrictions hereunder lapse or expire pursuant to this Agreement, neither the Restricted Stock (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Restricted Stockholder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 2.5 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
     Section 2.6 – Restrictions on New Shares
          In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different shares or securities which are issued upon conversion of or in exchange or substitution for shares of Restricted Stock which are then subject to Restrictions shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides for the expiration of the Restrictions on the shares of Restricted Stock with respect to which the distribution of the new or additional or different shares or securities is made.

ARTICLE III.
MISCELLANEOUS
     Section 3.1 – Holding Period
          Notwithstanding any provision of this Agreement to the contrary, in the event that the purchase of the Restricted Stock is not exempt under Section 16 of the Exchange Act on the Grant Date, the Restricted Stock may not be sold, assigned or otherwise transferred or exchanged until at least six months and one day have elapsed from the Grant Date.
     Section 3.2 – Conditions to Issuance of Stock Certificates
          Shares of Restricted Stock may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Upon payment of the purchase price set forth in Section 1.1, such shares shall be fully paid and nonassessable. The shares of stock issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, however, that certificates may be issued for shares of stock issued pursuant to this Agreement at the request of the holder and in accordance with the Articles of Incorporation and bylaws of the Company, as amended and supplemented from time to time. The Company shall not be required to issue such shares in book entry or certificated form prior to fulfillment of all of the following conditions:
          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience;
          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax to the Company; and
          (f) The lapse of all Restrictions with respect to the shares represented by such certificate(s).
     Section 3.3 – Instructions to Transfer Agent
          (a) The Restricted Stockholder hereby authorizes and directs the Company’s transfer agent to transfer the shares of Restricted Stock which are subject to the Restrictions from the Restricted Stockholder to the Company in the event of repurchase of such shares by the Company pursuant to Section 2.1 or forfeiture of such shares pursuant to Section 2.2.

          (b) To insure the availability for delivery of the Restricted Stock upon repurchase pursuant to Section 2.1 or forfeiture of shares pursuant to Section 2.2, the Restricted Stockholder hereby appoints the transfer agent as its attorney-in-fact to sell, assign and transfer unto the Company, such shares, if any, repurchased pursuant to this Agreement and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company or such other person designated by the Company for delivery to the transfer agent in connection with any such repurchase, the Stock Assignment duly endorsed in blank, substantially in the form attached hereto as Exhibit A (the “Stock Assignment”) and the Instructions to Transfer Agent, substantially in the form attached hereto as Exhibit B. As a further condition to the Company’s obligations under this Agreement, the spouse of the Restricted Stockholder, if any, shall execute and deliver to the Company the Consent of Spouse, substantially in the form attached hereto as Exhibit C (the “Consent of Spouse”).
     Section 3.4 – Notices
          Any notice to be given by the Restricted Stockholder under the terms of this Agreement shall be addressed to the Secretary of the Company (or, in the event that the Restricted Stockholder is the Secretary of the Company, then to the Company’s Vice President of Human Resources). Any notice to be given to the Restricted Stockholder shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Restricted Stockholder shall, if Restricted Stockholder is then deceased, be given to the Restricted Stockholder’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.4. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.
     Section 3.5 – Rights as Stockholder
          Except as otherwise provided herein, the holder of the Restricted Stock shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Restricted Stock that is subject to the Restrictions shall also be subject to the Restrictions.

     Section 3.6 – Conformity to Securities Laws
          The Restricted Stockholder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable laws, rules and regulations (including, but not limited to the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 under the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     Section 3.7 – Amendments
          This Agreement and the Plan may be amended by the Company without the consent of the Restricted Stockholder; provided, however, that no such amendment shall, without the consent of the Restricted Stockholder, impair any rights of the Restricted Stockholder under this Agreement. Neither this Agreement, the Stock Assignment, the Instructions to the Transfer Agent, the Consent of Spouse nor the Plan may be altered, amended, modified or revoked by the Restricted Stockholder (or spouse of the Restricted Stockholder) other than by a writing signed by the Company.
     Section 3.8 – Tax Withholding
          The Company shall be entitled to require payment in cash or deduction from other compensation payable to the Restricted Stockholder of any sums required by federal, state, local or foreign law to be withheld with respect to the issuance, vesting, or payment of the Restricted Stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow the Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of the Restricted Stock (or which may be repurchased from the Restricted Stockholder within six months after such shares of Common Stock were acquired by the Restricted Stockholder from the Company) in order to satisfy the Restricted Stockholder’s income and payroll tax liabilities with respect to the issuance, vesting or payment of the Restricted Stock shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income and payroll tax purposes that are applicable to such supplemental taxable income.

     Section 3.9 – Governing Law
          This Agreement shall be administered, interpreted and enforced under the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     Section 3.10 – Stop Transfer Instructions
          To ensure compliance with the Restrictions, the Company may issue appropriate “stop transfer” instructions to its transfer agent with respect to the Restricted Stock.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above-written.

OPNEXT, INC.,
a Delaware corporation

By:

Name:
Title:

RESTRICTED STOCKHOLDER

Gilles Bouchard

Address:

Taxpayer Identification Number:

EXHIBIT A TO RESTRICTED STOCK AGREEMENT
STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE(S)
          FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto Opnext, Inc., a Delaware corporation (the “Company”), pursuant to the repurchase right or forfeiture provisions under that certain Restricted Stock Agreement, dated                      by and between the undersigned and the Company (the “Agreement”),                      (                    ) shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company and does hereby irrevocably constitute and appoint the Company’s Secretary to transfer or direct the Company’s Transfer Agent to transfer said Common Stock on the books of the Company with full power of substitution in the premises.
          This Stock Assignment Separate from Certificate(s) may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase or forfeiture of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to forfeiture or the Company’s repurchase option under the Agreement.

Dated:

(Signature)

(Print Name)
(Instruction: Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.)

A - 1

EXHIBIT B
TO RESTRICTED STOCK AGREEMENT
INSTRUCTIONS TO TRANSFER AGENT
[Name and address of Transfer Agent]
OR
The Acting Transfer Agent of Opnext, Inc.,
if different than [current Transfer Agent]
To Whom It May Concern:
     Terms used but not defined herein shall have the meanings set forth in that certain Restricted Stock Agreement (“Agreement”), dated                     , 2007 among Opnext, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”) and Gilles Bouchard (the “Restricted Stockholder”) to which a copy of these Instructions to Transfer Agent are attached as Exhibit B. As Transfer Agent for the Company, you are hereby authorized as follows:
     1. In the event of repurchase of any shares by the Company pursuant to Section 2.1 of the Agreement or forfeiture of such shares pursuant to Section 2.2 of the Agreement, the Company or its assignee will give to Restricted Stockholder and you a written notice specifying the number of shares of Common Stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Restricted Stockholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
     2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, (c) reflect such transfer on the books of the Company and (d) to deliver same, together with the certificate evidencing the shares of Common Stock to be transferred, if such shares are certificated, to the Company and (e) take all such other actions as may be necessary to reflect the transfer of such shares from the Restricted Stockholder to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of Common Stock being purchased or forfeited.
     3. Restricted Stockholder does hereby irrevocably constitute and appoint you as the Restricted Stockholder’s attorney-in-fact and agent for the term set forth below to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

     4. These Instructions to Transfer Agent shall terminate upon expiration or lapse in full of the Restrictions described in the Agreement, whichever occurs first.
     5. These Instructions to Transfer Agent may not be altered, amended, modified or revoked other than by a writing signed by all of the parties hereto.
     6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Transfer Agent or as attorney-in-fact for Restricted Stockholder while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
     7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
     8. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
     9. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Instructions to Transfer Agent or any documents deposited with you.
     10. Your responsibilities as Transfer Agent hereunder shall terminate if you shall cease to be the Transfer Agent of the Company. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or any new transfer agent as the new transfer agent for the Company and Restricted Stockholder hereby confirms the appointment of such successor or successors as the Restricted Stockholder’s attorney-in-fact and agent to the full extent of your appointment.
     11. If you reasonably require other or further instruments in connection with these Instructions to Transfer Agent or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
     12. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party at the addresses set forth on the signature pages hereto or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.
     14. You shall be entitled to employ such legal counsel as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall be responsible for all reasonable fees generated by such third party legal counsel in connection with your obligations hereunder.
     15. These Instructions to Transfer Agent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original transfer agent and to any and all successor transfer agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Instructions to Transfer Agent in whole or in part.
     16. These Instructions to Transfer Agent shall be governed by and interpreted and determined in accordance with the laws of the State of New York, as such laws are applied by New York courts to contracts made and to be performed entirely in New York by residents of that state.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, these Instructions to Transfer Agent have been executed and delivered by the parties hereto.

OPNEXT, INC.,
a Delaware corporation

By:

Name:
Title:

Address:

1 Christopher Way Eatontown, NJ 07724

RESTRICTED STOCKHOLDER

Gilles Bouchard

Address:

EXHIBIT C TO RESTRICTED STOCK AGREEMENT

CONSENT OF SPOUSE
     I,                     , spouse of Gilles Bouchard, have read and approve the foregoing Restricted Stock Agreement (the “Agreement”). In consideration of granting of the right to my spouse to purchase shares of Opnext, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
By:

Print Name:

C - 1